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                                                                   EXHIBIT 99.2F

                       [JONES & BLOUCH L.L.P. LETTERHEAD]


                             Jones & Blouch L.L.P.
                       1025 Thomas Jefferson Street, N.W.
                            Washington, D.C.  20007




                               February 23, 2001




Minnesota Life Insurance Company
400 Robert Street North
St. Paul, MN  55101

Dear Sirs:


          We hereby consent to the reference to this firm under the caption "Legal Matters" in the prospectuses contained in Post-Effective Amendment No. 7 to the registration statement on Form S-6 of Minnesota Life Variable Universal Life Account, File No. 33-85496, to be filed with the Securities and Exchange Commission.


                                      Very truly yours,



                                      Jones & Blouch L.L.P.